UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021 (January 28, 2021)

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SINO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 28, 2021, Sino-Global Shipping America, Ltd. (the “Registrant”) replaced its Chief Operating Officer (“COO”), Mr. Zhikang Huang. Mr. Huang will continue to be a director and will serve as the Vice President - Operations of the Registrant. There were no disagreements between Mr. Huang and the Registrant described in 17 CFR 240.3b-7.

On January 28, 2021, the Registrant replaced its Chief Technology Officer (“CTO”), Mr. Yafei Li. Mr. Li will serve as the Vice President - Technology of the Registrant. There were no disagreements between Mr. Li and the Registrant described in 17 CFR 240.3b-7.

(c)

On January 28, 2021, the Registrant appointed Mr. Lei Nie as its new COO. Mr. Nie, 42 years old, has been an employee of the Registrant since 2017, where he has served as the Registrant’s Principal IT Architect. Prior to joining the Registrant, Mr. Nie was a senior architect in IBM China, where he acted as an iVIP Account Manager for IBM’s Asia Pacific/Greater China Group, an Advanced Technical Support Pureflex Team Leader and Lab Based Service Solution Architect from 2006 to 2017. Mr. Nie is the spouse of Ms. Tuo Pan, our acting Chief Financial Officer.

The employment agreement between the Registrant and Mr. Nie provides for a five-year term that extends automatically in the absence of termination provided at least 30 days prior to the anniversary date of the agreement. If the Registrant fails to provide this notice or if we wish to terminate an employment agreement in the absence of cause, then we are obligated to provide at least 30 days’ prior notice. In such case during the initial term of the agreement, we would need to pay such executive (i) the remaining salary through December 31, 2023 and (ii) (a) two times of the then applicable annual salary if there has been no Change in Control, as defined in the employment agreements or (b) three-and-half times of the then applicable annual salary if there is a Change in Control. We are, however, permitted to terminate an employee for cause without penalty to our company, where the employee has committed a crime or the employee’s actions or inactions have resulted in a material adverse effect to us. Mr. Nie’s salary is $150,000 per year, and he is eligible for a bonus if and to the extent determined by the Registrant.

On January 28, 2021, the Registrant appointed Mr. Xintang You as its new CTO. Mr. You, 42 years old, has more than twenty years of experience in semiconductors and intelligent hardware, cryptocurrency mining server design and ecology. From 2011 through 2020, Mr. You was the Chief Executive Officer of Shenzhen Rayshine Technology and Shenzhen Ethermicro Technology, two companies focused in the cryptocurrency industry. Mr. You has assisted with the development and establishment of Bitmain’s factory in Shenzhen, and his businesses have been strategic suppliers of Bitmain.

The employment agreement between the Registrant and Mr. You provides for a five-year term that extends automatically in the absence of termination provided at least 30 days prior to the anniversary date of the agreement. If the Registrant fails to provide this notice or if we wish to terminate an employment agreement in the absence of cause, then we are obligated to provide at least 30 days’ prior notice. Upon termination, the Registrant is required to pay Mr. You through such date of termination. Mr. You’s salary is $120,000 per year, and he is eligible for a bonus of up to $40,000 if and to the extent determined by the Registrant.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Employment Agreement by and between Mr. Lei Nie and Sino-Global Shipping America, Ltd., dated as of January 28, 2021
Exhibit 10.2	Employment Agreement by and between Mr. Xintang You and Sino-Global Shipping America, Ltd., dated as of January 28, 2021
Exhibit 99.1	Press release of Sino-Global Shipping America, Ltd. dated January 29, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

Date: January 29, 2021	By:	/s/ Lei Cao
	Name:	Lei Cao
	Title:	Chief Executive Officer

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